EXHIBIT 99.1

    Medical Staffing Network Announces Acquisition of AMR ProNurse

    BOCA RATON, Fla.--(BUSINESS WIRE)--Sept. 13, 2007--Medical Staffing Network Holdings, Inc. (NYSE: MRN), the third largest healthcare staffing company and the largest provider of per diem nurse staffing services in the nation as measured by revenues, announced today that it has completed the asset acquisition of AMR ProNurse for $11.0 million in cash. AMR ProNurse provides nurses, allied healthcare and other medical professionals to healthcare facilities in the greater Chicago area and is a market leader in healthcare Vendor Management Services (VMS) with their OneSource VMS program. AMR's annualized revenue run rate exceeds $15.0 million.

    Robert J. Adamson, MSN's chairman and chief executive officer, said, "We are pleased to have completed the acquisition of AMR, whose market-leading vendor management service expertise in the Chicago marketplace is an asset that we hope to leverage throughout our national client base. I am excited that the management team behind AMR's success will remain in place to spearhead this growth initiative for MSN. Increasingly, clients are expressing an interest in this process for managing their contingent labor force with solutions that are effective in controlling costs while providing an environment conducive to optimal patient care. We believe that the addition of AMR's VMS portfolio in addition to our current book of VMS business will establish Medical Staffing Network as one of the largest providers of healthcare staffing Vendor Management Solutions."

    Fully integrating within an organization, AMR ProNurse's OneSource VMS streamlines and standardizes every facet of staffing from order processing, reporting, invoicing, quality initiatives and payment processes, resulting in vast efficiencies and the best possible cost savings, quality, and fill ratio performance. The OneSource VMS program has received national recognition from The Advisory Board Company (Washington, D.C.) as well as the American College of Healthcare Executives Congress.

    In commenting on the acquisition, Mark Gallagher, chief executive officer of AMR ProNurse, added, "We are very excited to announce this transaction. We believe our innovative approach to helping our clients manage their supplemental staffing needs and processes through our OneSource solution will flourish within MSN's national framework. I am thrilled that the team that built our leadership position in the Chicago healthcare market will remain in place to serve our current clients and will have opportunities for growth within MSN. I am excited to be joining the MSN executive management team."

    About Medical Staffing Network Holdings, Inc.

    Medical Staffing Network Holdings, Inc. is the largest provider of per diem nurse staffing services in the United States as measured by revenues. The Company also is a leading provider of travel nurse staffing services and of allied health professionals, such as radiology and diagnostic imaging specialists, clinical laboratory specialists, rehabilitation specialists, pharmacists and respiratory therapists and other similar healthcare vocations.

    About AMR ProNurse

    AMR ProNurse is the leader in the Chicago healthcare staffing market through the development of its OneSource vendor management service for hospital and clinics. The company's clients include some of the most prestigious healthcare organizations in the country. Headquartered in downtown Chicago and relying upon a state-of-the-art technology platform, the company supports clients and healthcare professionals with the innovative solutions needed in today's demanding healthcare market.

    Some of the statements in this press release are "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding our acquisition of AMR ProNurse. Forward-looking statements do not relate strictly to historical or current matters. Rather, forward-looking statements are predictive in nature and may depend upon or refer to future events, activities or conditions. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include: our ability to successfully integrate the business, operations and employees of AMR ProNurse into MSN; our ability to maintain the operations of AMR ProNurse's VMS program; our ability to achieve continued revenue growth previously achieved by AMR ProNurse; and our ability to continue to grow AMR ProNurse's VMS program. Additional information concerning these and other important factors can be found within the registrant's filings with the Securities and Exchange Commission. Forward-looking statements in this press release should be evaluated in light of these important factors. Although the registrant believes that these statements are based upon reasonable assumptions, the registrant cannot provide any assurances regarding future results. The registrant undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

    CONTACT: Medical Staffing Network Holdings, Inc.
             Jeff Yesner, Vice President, Finance, 561-322-1303